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                                                                    EXHIBIT 11.1

                       IRIDIUM WORLD COMMUNICATIONS LTD.


                  COMPUTATION OF LOSS PER CLASS A COMMON SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                                                            THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1997   SEPTEMBER 30, 1997
                                                                            ------------------   ------------------
 Net loss applicable to Class A Common shares . . . . . . . . . . . . .         $      7,260        $       8,039
                                                                                ------------        -------------
 Weighted average number of Class A shares outstanding. . . . . . . . .           12,000,000            4,967,033
                                                                                ------------        -------------
 Net Loss per Class A Common Share. . . . . . . . . . . . . . . . . . .         $       0.61        $        1.62
                                                                                ============        =============





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